NUMBER

126

SHARES

SPECIMEN

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA JUNE

MGCC Investment Strategies, Inc.

CAPITAL STOCK: 10,000,000 SHARES PREFERRED NON-VOTING STOCK @ $.0001 PAR VALUE FULLY PAID AND NON-ASSESSABLE

This Certifies that ______________________________ *is the registered holder of* ______________________________ *Shares of the Capital Stock of* MGCC Investment Strategies, Inc. *transferrable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.*

In Witness Whereof, *the said Corporation has caused this certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this* ______________ *day of* ______________ *A.D.* ____.

President ______________________ *Secretary* ______________________

MGCC INVESTMENT STRATEGIES INC. INCORPORATED JUL 06 2000 NEVADA

Received Time Nov. 27. 12:48PM

For Value Received, ________ *hereby sell, assign and transfer unto* ______________________________

____

Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____

to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________ ______

In presence of

____

____

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Received Time Nov. 27. 12:48PM